 Exhibit 10.38

July 9, 2010

VIA FACSIMILE (609) 452-6467 AND REGULAR MAIL

Soligenix, Inc.
29 Emmons Drive, Suite C-10
Princeton, New Jersey 08540
Attn: Dr. Christopher J. Schaber

Re:	Waiver of Registration Rights in Connection with Resale Offering of Common Stock

Dear Dr. Schaber:

Pursuant to the Securities Purchase Agreement dated as of June 15, 2010 by and among Soligenix, Inc. (the “Company”) and the investors identified on the signature pages thereto, the undersigned purchased 975,610 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and a warrant to purchase 585,366 shares of Common Stock (the “Warrant Shares”).  The undersigned acknowledges that the Company has filed a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission to register the resale of the Shares and the Warrant Shares under the Securities Act of 1933, as amended.

The undersigned hereby unconditionally and irrevocably waives its rights under the Registration Rights Agreement dated as of June 15, 2010 by and among the Company and the investors identified on the signature pages thereto to have the resale of the Shares and the Warrant Shares registered in the Registration Statement.  The undersigned acknowledges that the Company will file an amendment to the Registration Statement to remove the Shares and the Warrant Shares from registration and remove the undersigned as a “Selling Stockholder” (as defined in the Registration Statement).

Should you require anything further, please do not hesitate to contact me.

/s/ Gregg A. Lapointe

Gregg A. Lapointe